UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 31, 2013

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b) Effective as of December 31, 2013, Timothy J. Probert, a named executive officer, resigned his position as President, Strategy and Corporate Development, and elected to take early retirement effective as of June 30, 2014.  Mr. Probert will serve as Strategic Advisor to the Chief Executive Officer from January 1, 2014 until his retirement.  As described in 5.02(e) below, Halliburton and Mr. Probert entered into a Retirement Agreement, which provides Mr. Probert with certain compensation and benefits.

Also effective as of December 31, 2013, Evelyn M. Angelle, Senior Vice President and Chief Accounting Officer, resigned her position as principal accounting officer to become our Senior Vice President of Supply Chain effective as of January 1, 2014.

5.02(c) On January 1, 2014, Christian A. Garcia became our Senior Vice President and Chief Accounting Officer.  Mr. Garcia, age 50, has served as Senior Vice President and Treasurer since September 2011.  Mr. Garcia served as Senior Vice President, Investor Relations from January 2011 to August 2011 and Vice President, Investor Relations from December 2007 to December 2010.

There are no family relationships existing between Mr. Garcia and any executive officer or director of Halliburton.  There have been no transactions, and no transactions are currently proposed, in which Halliburton was or is to be a participant and in which Mr. Garcia or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K.

Mr. Garcia and Halliburton previously entered into an Executive Agreement, effective January 1, 2012, that provides for a minimum annual base salary of $338,000, participation in the Annual Performance Pay Plan, Performance Unit Program, and the Stock and Incentive Plan, as well as other employee benefit plans and programs on the same basis generally as other executive officers.

In addition, the Executive Agreement provides that if Mr. Garcia’s employment is terminated for Good Reason as defined therein or for any reason other than death, early or normal retirement, permanent disability, voluntary termination of employment for other than Good Reason, or for Cause, as defined therein, he will receive, as consideration for a one year non-competition and non-solicitation agreement, (1) a single lump sum payment equal to one year’s base salary and (2) a single lump sum payment equal to the value of his unvested shares of Halliburton common stock based on the closing price on the New York Stock Exchange on the date of his termination of employment or, if the date of his termination is not a business day, the last business day immediately preceding the date of termination of employment.

The description of Mr. Garcia’s Executive Agreement is qualified in its entirety by the provisions of the Executive Agreement, which is incorporated by reference to Exhibit 10.1 to this Form 8-K.

5.02(e) Halliburton and Timothy J. Probert entered into a Retirement Agreement effective as of December 13, 2013.  The agreement supplements and amends the Executive Agreement between Halliburton and Mr. Probert. Under the agreement, Mr. Probert will receive an allocation under the Supplemental Executive Retirement Plan (“SERP) for the 2013 plan year, and his regular base salary and accrued, unused vacation pay through June 30, 2014, when he will take early retirement.  Following his early retirement, Mr. Probert will receive: (a) a single lump sum payment equal to two years’ annual base salary, (b) retention of all stock options granted under the Stock and Incentive Plan, subject to their existing vesting schedules, (c) a pro-rata payment for incentive compensation earned under the Annual Performance Pay Plan for the 2014 plan year, to the extent performance targets are achieved, at the same time that payments are made to other eligible participants under the plan, (d) pro-rata benefits under the Performance Unit Program, to the extent performance targets are achieved, for the 2012, 2013, and 2014 performance cycles, at the same time benefits are paid to other eligible participants under the program for those cycles, (e) retirement benefits payable under the SERP and Halliburton’s Benefit Restoration Plan, (f) payments of $3,750 for outplacement services, $2,925 for an executive physical, and $10,000 for financial planning assistance, and (g) retirement and welfare plan benefits provided to employees generally.  Mr. Probert will also be eligible to receive a single lump sum payment equal to the value of his unvested shares of Halliburton common stock (as of his early retirement date) with such value based on the closing price of Halliburton common stock on the New York Stock Exchange on the date of his early retirement or, if the date of his early retirement is not a business day, the last business day immediately preceding the date of early retirement, if he completes a two-year non-competition and non-solicitation agreement.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

    10.1      Executive Agreement (Christian A. Garcia) (incorporated by reference to Exhibit 10.40 to Halliburton's Form 10-K for the year ended December 31, 2011, File No. 1-3492).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: January 7, 2014	By:	/s/ Robert L. Hayter
Robert L. Hayter
Assistant Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER                              EXHIBIT DESCRIPTION

10.1	Executive Agreement (Christian A. Garcia) incorporated by reference to Exhibit 10.40 to Halliburton’s Form 10-K for the year ended December 31, 2011, File No. 1-3492).